UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2005

Yellow Roadway Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas		66211
(Address of principal executive offices)		(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Yellow Roadway Corporation (“Yellow Roadway” or the “Company”) announced the signing on February 27, 2005 of a definitive agreement under which Yellow Roadway will acquire USF Corporation (“USF”) through the merger of USF with and into a wholly owned subsidiary of Yellow Roadway. The agreement provides for a transaction value of approximately $1.37 billion (based on the Yellow Roadway trailing 90-day closing stock price as of February 18, 2005). By virtue of the merger, the surviving company will remain obligated with respect to approximately $99 million of net USF indebtedness, resulting in a total enterprise value of approximately $1.47 billion.

In general, upon the closing of the acquisition, each share of USF stock will be converted into 0.9024 shares (a fixed exchange ratio) of Yellow Roadway common stock. However, a USF shareholder may elect to receive $45.00 in cash in lieu of Yellow Roadway stock for each share of the shareholder’s stock. Notwithstanding the individual elections of the USF shareholders, no more than 50% of the USF shares may be converted into cash. If more than 50% of the USF shares elect to receive cash, those shareholders that so elect will receive proportionately less cash and more stock such that 50% of the shares outstanding will receive cash, and 50% will receive stock. If fewer than 50% of the shares elect to receive cash, the shares that did not elect to receive cash will receive proportionately less Yellow Roadway stock and more cash such that 50% of the USF shares outstanding will receive cash and 50% will receive stock. As a result of these elections and adjustments, the aggregate cash consideration paid in the acquisition will total $639 million. Assuming all shareholders elect to receive 50% cash and 50% Yellow Roadway common stock, each shareholder will receive $22.50 per share in cash and 0.4512 shares (or one half of the exchange ratio) of Yellow Roadway common stock for each USF share, subject to certain adjustments if the aggregate value of the stock consideration falls below 45% of the transaction value.

The transaction is subject to the approval of the shareholders of both companies and customary regulatory approvals, including the expiration or termination of the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Subject to the successful completion of these events, the transaction is expected to close in summer 2005.

The foregoing is qualified by reference to Exhibits 2.1 and 99.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 28, 2005 at 3:00 p.m. Eastern time, the Company plans to present certain information to investors and analysts. The presentation is available on an audio webcast through the Company’s website, www.yellowroadway.com, and will be available for 30 days. A copy of the slide show is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 27, 2005, by and among Yellow Roadway Corporation, Yankee II LLC (a wholly owned subsidiary of Yellow Roadway Corporation) and USF Corporation. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules, exhibits and similar attachments to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the representations and warranties made by the parties to the Agreement. The Company agrees to furnish supplementally any omitted schedule, exhibit or similar attachment to the SEC upon request.

99.1	Joint Press Release of Yellow Roadway Corporation and USF Corporation dated February 27, 2005.

99.2	Slideshow presentation to investors and analysts on February 28, 2005.

Yellow Roadway and USF will file a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (SEC). Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Yellow Roadway free of charge by requesting them in writing from Yellow Roadway or by telephone at (913) 696-6100. You may obtain documents filed with the SEC by USF free of charge by requesting them in writing from USF or by telephone at (773) 824-1000.

Yellow Roadway and USF, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Yellow Roadway and USF in connection with the acquisition. Information about the directors and executive officers of Yellow Roadway and their ownership of Yellow Roadway stock is set forth in the proxy statement for the Yellow Roadway 2004 Annual Meetings of Stockholders. Information about the directors and executive officers of USF and their ownership of USF stock is set forth in the proxy statement for the USF 2004 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

The information presented in this Current Report on Form 8-K may contain forward-looking contain statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “could”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Yellow

Roadway and USF, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the SEC by Yellow Roadway and USF; the parties’ ability to consummate the proposed merger with, to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate USF’s operations into Yellow Roadway’s operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction and the value of the transaction consideration; changes in federal or state regulation concerning or affecting the transportation industry; inflation, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, a downturn in general or regional economic activity, changes in equity and debt markets, the state of the economy; the parties’ obligations to contribute to union-sponsored multi-employer pension plans may be higher than expected; the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements, potential efforts to unionize previously non-union operations of the company and employee satisfaction, labor shortages, disruptions, stoppages or any other deterioration in the parties’ relationships with employees may impair the parties’ businesses and any future acts or threats of terrorism or war. In particular, the expectations set forth in this news release regarding accretion and achievement of annual savings and synergies are only the parties’ expectations regarding these matters. Actual results could differ materially from these expectations depending on factors such as the combined company’s cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the same, the combined company’s actual capital needs, the absence of any material incident of property damage or other unforeseen merger or acquisition opportunities that could affect capital needs, the costs incurred in implementing synergies and the factors that generally affect the respective businesses of Yellow Roadway and USF as further outlined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the companies’ respective Annual Reports on Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Yellow Roadway nor USF undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Yellow Roadway’s and USF’s various SEC reports, including, but not limited to, each party’s Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Reports on Form 10-Q for the reporting periods of 2004.

Information in this Current Report that is being furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished pursuant to Item 7.01 in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in Item 7.01 of this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information Item 7.01 of this Current Report contains is material investor information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2005

YELLOW ROADWAY CORPORATION

By:	/s/ Daniel J. Churay
Daniel J. Churay
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of February 27, 2005, by and among Yellow Roadway Corporation, Yankee II LLC (a wholly owned subsidiary of Yellow Roadway Corporation) and USF Corporation. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules, exhibits and similar attachments to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the representations and warranties made by the parties to the Agreement. The Company agrees to furnish supplementally any omitted schedule, exhibit or similar attachment to the SEC upon request.

99.1	Joint Press Release of Yellow Roadway Corporation and USF Corporation dated February 27, 2005.

99.2	Slideshow presentation to investors and analysts on February 28, 2005.